                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 30, 1997

                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   0-22664                75-2504748

(State or other jurisdiction     (Commission            (I.R.S. Employer
     of incorporation)            File Number)          Identification No.)

P.O. Box 1416, 4510 Lamesa Highway, Snyder, Texas           79549

          (Address of principal executive offices)        (Zip Code)

                                 (915) 573-1104
              (Registrant's telephone number, including area code)

                                   No Change

         (Former name or former address, if changed since last report.)

Item 5.   Other Events.

        On December 30, 1997, the Registrant issued the following press release:

              PATTERSON ENERGY, INC. DECLARES 2-FOR-1 STOCK SPLIT

SNYDER, Texas-(BUSINESS WIRE)-December 30, 1997-PATTERSON ENERGY, INC. (NASDAQ:PTEN) announced today that the Board of Directors of Patterson has approved a 2-for-1 stock split of its Common Stock, $.01 Par Value, to stockholders of record on January 9, 1998, to be distributed on January 23, 1998. As a result of the stock split, each shareholder of Patterson will receive an additional share of Common Stock for each share owned on the record date. Based on the number of shares of Common Stock currently outstanding (15,764,846 shares), the number of shares of Common Stock to be outstanding on the distribution date (January 23, 1998) will be 31,529,692 shares.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land drilling services to major independent oil and gas companies and, to a lesser extent, is engaged in the development, exploration, acquisition and production of oil and natural gas. Patterson now has 99 land-based drilling rigs (92 of which are currently operable) and focuses its operations primarily in Texas and southeast New Mexico.

For further information, contact:

Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
James C. Brown, Vice President-Finance and Chief Financial
Officer
915-573-1104

Shimmerlik Corporate Communications, Inc.
Warren M. Shimmerlik
212-247-5200

            4510 Lamesa Highway - Snyder, Texas 79549 - 915-573-1104

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PATTERSON ENERGY, INC.




Date:   January 6, 1998                         By:/s/James C. Brown
                                                   -----------------------------
                                                      James C. Brown
                                                      Vice President-Finance